EXHIBIT 99.1

AT THE COMPANY
--------------
Brenda Abuaf, Director of Shareholder Services
(800) 831-4826

 CHARTERMAC DETAILS PREVIOUSLY ANNOUNCED REVISIONS TO 2004 FINANCIAL STATEMENTS
                    -- Full Year Net Income Revised Upward --

NEW YORK, NY - April 11, 2005 - CharterMac (the "Company") (AMEX: CHC) today announced the details of the revisions to its previously reported earnings results for 2004. The Company initially reported its results in a press release dated March 3, 2005, and the revisions of those results were announced on March 15, 2005. As previously announced, the impact of the revisions positively affects the Company's net income and earnings per share for the year but had no effect on the Company's operations, cash flows, or the previously reported Cash Available for Distribution ("CAD").

The impact of the revisions, which was reflected in the Company's filing last week on Form 10-K with the Securities and Exchange Commission ("SEC"), is as follows:

                                           Previously Reported
                                             in Press Release     Restated
                                             ----------------     --------
Year Ended December 31, 2004

Income Before Taxes                              $     49,587     $       48,120
Income Tax Benefit                                     12,373             17,243
Net Income                                       $     61,960     $       65,363
  Net Income per Share, Basic                    $       1.13     $         1.19
  Net Income per Share, Diluted                  $       1.12     $         1.19
  CAD per Share, Diluted                         $       1.88     $         1.88

The impact on the fourth quarter was as follows:

                                           Previously Reported
                                             in Press Release     Restated
                                             ----------------     --------
Three Months Ended December 31, 2004

Total Revenues                                   $     67,383     $       69,457
Income Before Taxes                                    16,330             17,232
Income Tax Benefit                                        773              2,599
Net Income                                       $     17,103     $       19,831
  Net Income per Share, Basic                    $       0.30     $         0.34
  Net Income per Share, Diluted                  $       0.29     $         0.34
  CAD per Share, Diluted                         $       0.50     $         0.50

In addition, as also previously announced, the Company revised previously reported quarterly results for 2004, and the revised results have been filed with the SEC on Forms 10-Q/A as follows:

                                           Previously Reported    Restated
                                           -------------------    --------
Three Months Ended March 31, 2004

Total Revenues                                   $     47,384     $       46,313
Income Before Taxes                                     4,313              4,029
Income Tax Benefit                                      3,838              2,389
Net Income                                       $      8,151     $        6,418
  Net Income per Share, Basic                    $       0.16     $         0.12
  Net Income per Share, Diluted                  $       0.16     $         0.12
  CAD per Share, Diluted                         $       0.24     $         0.24



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                                           Previously Reported    Restated
                                           -------------------    --------
Three Months Ended June 30, 2004

Total Revenues                                   $     57,441     $       57,006
Income Before Taxes                                    17,204             16,780
Income Tax Benefit                                      7,228              7,423
Net Income                                       $     24,432     $       24,203
  Net Income per Share, Basic                    $       0.47     $         0.47
  Net Income per Share, Diluted                  $       0.47     $         0.46
  CAD per Share, Diluted                         $       0.66     $         0.66

                                           Previously Reported    Restated
                                           -------------------    --------

Three Months Ended September 30, 2004

Total Revenues                                   $     60,646     $       60,078
Income Before Taxes                                    11,740             10,079
Income Tax Benefit                                        534              4,832
Net Income                                       $     12,274     $       14,911
  Net Income per Share, Basic                    $       0.21     $         0.26
  Net Income per Share, Diluted                  $       0.21     $         0.26
  CAD per Share, Diluted                         $       0.48     $         0.48

Revised supplemental financial packages have also been posted on the Company's website at www.chartermac.com.

About the Company

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies, with a strong core focus on multifamily financing. CharterMac offers capital solutions to developers and owners of multifamily rental housing throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac's website at www.chartermac.com or contact the Shareholder Services Department directly at 800-831-4826.

Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac's Annual Report on Form 10-K for the period ended December 31, 2004, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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